Exhibit 99.1

Contact:
Chris Evenden, VP, Investor Relations
Electronic Arts
650-628-0255
cevenden@ea.com

John Reseburg, VP, Corporate Communications
Electronic Arts
650-628-3601
jreseburg@ea.com

ELECTRONIC ARTS ANNOUNCES PROPOSED OFFERING OF SENIOR NOTES AND NEW STOCK REPURCHASE PROGRAM

REDWOOD CITY, Calif.-(BUSINESS WIRE)-Electronic Arts Inc. (NASDAQ:EA) today announced that it intends to offer, subject to market and other conditions, senior notes in a public offering.

EA intends to use the net proceeds from this offering for general corporate purposes, including but not limited to, the payment of amounts due upon conversion, maturity or repurchase of EA’s 0.75% Convertible Senior Notes due 2016, and the repurchase of EA shares, including under the new $500 million stock repurchase program described below.

J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, BNP Paribas Securities Corp., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC will act as joint book-running managers for the offering.

EA also announced a new $500 million stock repurchase program contingent upon the launch of the senior notes offering. EA expects to complete this new program over the next several months. This new program is incremental to the existing two-year $1 billion stock repurchase program announced in May 2015, of which approximately $599 million remains outstanding and is expected to be completed over the next 15 months.

The offering of senior notes is being made pursuant to an effective shelf registration statement on Form S-3 that has previously been filed with the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement, together with the accompanying prospectus, related to this offering has been filed with the SEC and is available on the SEC’s website, http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus related to this offering may be obtained by contacting: J.P. Morgan Securities LLC at (212) 834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll free at (800) 294-1322, BNP Paribas Securities Corp. toll free at (800) 854-5674, Citigroup Global Markets Inc. toll free at (800) 831-9146 or Morgan Stanley & Co. LLC toll free at (866) 718-1649.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Electronic Arts

Electronic Arts (NASDAQ:EA) is a global leader in digital interactive entertainment. The Company delivers games, content and online services for Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 300 million registered players around the world.

In fiscal year 2015, EA posted GAAP net revenue of $4.5 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality blockbuster brands such as The Sims™, Madden NFL, EA SPORTS™ FIFA, Battlefield™, Dragon Age™ and Plants vs. Zombies™.

EA SPORTS, The Sims, Dragon Age, Plants vs. Zombies and Battlefield are trademarks of Electronic Arts Inc. and its subsidiaries. John Madden, NFL and FIFA are the property of their respective owners and used with permission.

Safe Harbor for Forward-Looking Statements

Some statements set forth in this press release regarding Electronic Arts’ offering of senior notes and repurchase of shares, contain forward-looking statements that are subject to change. Statements including words such as “anticipate”, “believe”, “estimate” or “expect” and statements in the future tense are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual events or actual future results to differ materially from those set forth in the forward-looking statements, including the following: Electronic Arts’ ability to effectively execute its business and capital plans, changes in general economic and market conditions, including the stock market, changes in interest rates, including interest rate resets and other factors described in Electronic Arts’ SEC filings (including the preliminary prospectus supplement and accompanying prospectus filed in relation to the offering of senior notes, Electronic Arts’ latest Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2015 and Electronic Arts’ Annual Report on Form 10-K for the year ended March 31, 2015). If any of these risks or uncertainties materializes, the potential benefits of the offering of senior notes may not be realized, Electronic Arts’ operating results and financial performance could suffer, and actual results could differ materially from the expectations described in these forward-looking statements. There is no assurance that the offering of the senior notes or the repurchase of shares will be completed or completed as described above. These forward-looking statements speak only as of the date of this press release. Electronic Arts assumes no obligation to update these forward-looking statements.